[EXHIBIT 10.1 - LOAN AND SECURITY AGREEMENT]

                           LOAN AND SECURITY AGREEMENT

      THIS LOAN AND SECURITY AGREEMENT, dated March 22, 2005, between WINWIN GAMING, INC., a Delaware corporation ("Lender"), whose address is 8687 W Sahara, Suite 201, Las Vegas, Nevada 89117 and PIXIEM, INC., a Delaware corporation ("Borrower"), whose address is 238 Russell Avenue, Edgewater, N.J. 07020, provides the terms on which Lender will lend to Borrower and Borrower will repay Lender.

      NOW, THEREFORE, the parties agree as follows:

      1. ACCOUNTING AND OTHER TERMS. Accounting terms not defined in this Agreement will be construed following GAAP. Calculations and determinations must be made following GAAP. The term "financial statements" includes the notes and schedules. The terms "including" and "includes" always mean "including (or includes) without limitation," in this or any Loan Document. Capitalized terms in this Agreement shall have the meanings set forth in Section 13.

      2. LOAN AND TERMS OF PAYMENT.

            2.1 Promise to Pay. Borrower promises to pay Lender the unpaid principal amount of all Advances and interest on the unpaid principal amount of the Advances.

                  2.1.1 Committed Credit Facility.

                  (a) Subject to the terms and conditions of this Agreement, Lender agrees to lend to Borrower, prior to the Maturity Date, Advances in an aggregate amount not to exceed Six Hundred Fifty Thousand Dollars ($650,000) (the "Committed Credit Facility"). The proceeds of the Advances will be used for working capital and general corporate expenditures that are reasonably approved in writing by the Lender in advance. The minimum amount of each Advance is $50,000, and the maximum amount of Advances per thirty (30) day period is $500,000. Borrower shall deliver to Lender a promissory note in substantially the form of Exhibit B. On the date hereof, the Lender shall advance the Borrower Sixty Thousand Dollars ($60,000).

                  (b) When repaid, the Advances may not be re-borrowed. To obtain an Advance, Borrower must notify Lender (the notice is irrevocable) by facsimile no later than 12:00 p.m. Eastern time four (4) Business Days before the day on which the Advance is to be made. The notice in the form of Exhibit A (Advance Form) must be signed by a Responsible Officer or designee.

            2.2 Termination of Commitment to Lend. Lender's obligation to lend the undisbursed portion of the Committed Credit Facility will terminate if, in Lender's reasonable sole discretion, there has been an Event of Default, as defined in Section 8, or any other event or occurrence that may materially adversely affect Borrower's ability to repay any then existing or future Obligations.


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            2.3 Interest Rate, Payments.

                  2.3.1 Interest Rate. Each Advance shall accrue interest on the outstanding principal balance at a per annum rate equal to twelve percent (12%) per annum. During the continuance of an Event of Default, Obligations accrue interest at fifteen percent (15.0%) per annum (the "Default Rate"). All interest chargeable under the Loan Documents is computed on a 360 day year for the actual number of days elapsed. Interest is due and payable on the Maturity Date.

                  2.3.2 Principal and Interest Payments. On the Maturity Date with respect to each Advance, Borrower will pay the unpaid principal and accrued interest and all other amounts due on such date with respect to such Advance.

                  2.3.3 Mandatory Prepayment Upon an Acceleration. Repayment of the Advances may be accelerated by Lender pursuant to Section 9 following the occurrence of an Event of Default after the expiration of any applicable cure period. Upon such acceleration, Borrower will immediately pay to Lender (i) all unpaid principal with respect to each Advance, (ii) all accrued unpaid interest, including the Default Rate of interest, to the date of the prepayment, (iii) all other sums, if any, that shall have become due and payable with respect to any Advance, and (iv) any other reasonable costs or expenses that are due and payable hereunder with respect to this Agreement, including any reasonable expenses required to protect Lender's interest in the Collateral.

                  2.3.4 Permitted Prepayment of Loans. Borrower shall have the option to prepay any Advances advanced by Lender under this Agreement, subject to the provisions of Section 2.1.1 (b), provided Borrower (i) provides written notice to Lender of its election to prepay the Advances at least two (2) days prior to such prepayment, and (ii) pays, on the date of the prepayment (A) the outstanding principal balance of the Advances; (B) all unpaid accrued interest to the date of the prepayment, and (C) upon payment of all remaining or outstanding Advances, all other sums, if any, that shall have become due and payable hereunder with respect to this Agreement.

            2.4 Fees. Borrower will pay:

                  (a) Lender Expenses. All Lender Expenses incurred through and after the date of this Agreement, when due and payable.

                  (b) Termination Fee. The Termination Fee, if it becomes due and payable.

      3. CONDITIONS OF LOANS.

            3.1 Conditions Precedent to Initial Credit Extension. Lender's obligation to make the initial Credit Extension is subject to the condition precedent that it receive, in form and substance satisfactory to Lender, the following:

                  (a) this Agreement;

                  (b) a promissory note in the form of Exhibit B evidencing the amounts owing under Section 2.1 hereof (the "Note");


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                  (c) a certificate of the Secretary of Borrower with respect to articles, bylaws, incumbency and resolutions authorizing the execution and delivery of this Agreement and the Loan Documents;

                  (d) the Intellectual Property Security Agreement;

                  (e) intellectual property assignment and non-disclosure and developments agreements executed by all executive officers and key employees in such form and executed by such persons as Lender may request;

                  (f) a Guaranty and Pledge Agreement executed by each Stockholder of the Borrower;

                  (g) a Uniform Commercial Code financing statement; and

                  (h) such other documents, and completion of such other matters, as Lender may reasonably deem necessary or appropriate.

            3.2 Conditions Precedent to all Credit Extensions. Lender's obligations to make each Credit Extension, including the initial Credit Extension, is subject to the following:

                  (a) timely receipt of any Advance Form;

                  (b) the representations and warranties in Section 5 must be materially true on the date of the Advance Form and on the effective date of each Credit Extension and no Event of Default may have occurred and be continuing, or result from the Credit Extension. Each Credit Extension is Borrower's representation and warranty on that date that the representations and warranties of Section 5 remain true; and

                  (c) prior to Lender's receipt of an Advance Form, if the following financial information has not already been provided to Lender pursuant to Section 6.2(i), Lender shall have received Borrower's year-to-date and most recent month-end income statement and Borrower's balance sheet for the most recent month-end.

      4. CREATION OF SECURITY INTEREST.

            4.1 Grant of Security Interest. To secure Borrower's payment and performance of the Obligations and performance of each of Borrower's duties under the Loan Documents, Borrower hereby grants to Lender a security interest in all of the following (collectively, the "Collateral"): all right, title and interest of Borrower in and to all of the following, whether now owned or hereafter arising or acquired and wherever located: all Accounts; all Inventory; all Equipment; all Deposit Accounts; all Instruments, including promissory notes; all Chattel Paper; all Documents; all General Intangibles (including without limitation all Intellectual Property); all Investment Property; all money; all other property; and any and all claims, rights and interests in any of the above, and all guaranties and security for any of the above, and all substitutions and replacements for, additions, accessions, attachments, accessories, and improvements to, and proceeds (including proceeds of any insurance policies, proceeds of proceeds and claims against third parties) of, any and all of the above, and all Borrower's Books relating to any and all of the above. Except for Permitted Liens, any security interest will be a first priority security interest in the Collateral. If this Agreement is terminated, Lender's lien and security interest in the Collateral will continue until Borrower fully satisfies its Obligations.


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            4.2 Authorization to File. Borrower authorizes Lender to file financing statements without notice to Borrower, with all appropriate jurisdictions, as Lender deems appropriate, in order to perfect or protect Lender's security interest in the Collateral. Borrower authorizes Lender to record any documents with the United States Patent and Trademark Office and United States Copyright Office necessary to perfect or protect Lender's security interest in Borrower's Intellectual Property.

            4.3 Right to Inspect. Lender (through any of its officers, employees, or agents) shall have the right from time to time, upon reasonable prior notice and during Borrower's usual business hours (unless an Event of Default has occurred and is continuing, after the expiration of any applicable cure period), to inspect Borrower's Books and to make copies thereof and to check, test, and appraise the Collateral in order to verify Borrower's financial condition or the amount, condition of, or any other matter relating to, the Collateral.

      5. REPRESENTATIONS AND WARRANTIES. Borrower represents and warrants as follows:

            5.1 Due Organization and Authorization. Borrower and each Subsidiary is duly existing and in good standing in its state of formation and qualified and licensed to do business in, and in good standing in, any state in which the conduct of its business or its ownership of property requires that it be qualified, except where the failure to do so could not reasonably be expected to cause a Material Adverse Change. Borrower has not changed its state of formation or its organizational structure or type or any organizational number (if any) assigned by its jurisdiction of formation.

      The execution, delivery and performance of the Loan Documents have been duly authorized, and do not conflict with Borrower's formation documents, nor constitute an event of default under any material agreement by which Borrower is bound. Borrower is not in default under any agreement to which or by which it is bound in which the default could reasonably be expected to cause a Material Adverse Change.

            5.2 Collateral. Borrower has good title to the Collateral, free of Liens except Permitted Liens or Borrower has Rights to each asset that is Collateral. The Accounts are bona fide, existing obligations, and the service or property has been performed or delivered to the account debtor or its agent for immediate shipment to and unconditional acceptance by the account debtor. The Collateral is not in the possession of any third party bailee (such as at a warehouse). In the event that Borrower, after the date hereof, intends to store or otherwise deliver the Collateral to such a bailee, then Borrower will receive the prior written consent of Lender and such bailee must acknowledge in writing that the bailee is holding such Collateral for the benefit of Lender. All Inventory is in all material respects of good and marketable quality, free from material defects. Borrower is the sole owner of the Intellectual Property, except for Permitted Liens. No part of the Intellectual Property has been judged invalid or unenforceable, in whole or in part, and no claim has been made that any part of the Intellectual Property violates the rights of any third party, except to the extent such claim could not reasonably be expected to cause a Material Adverse Change.

            5.3 Litigation. Except as shown in any Schedule to this Agreement, there are no actions or proceedings pending or, to the knowledge of Borrower's Responsible Officers, threatened by or against Borrower or any Subsidiary in which a likely adverse decision could reasonably be expected to cause a Material Adverse Change.


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            5.4 No Material Adverse Change. All consolidated financial statements for Borrower, and any Subsidiary, delivered to Lender fairly present in all material respects Borrower's consolidated financial condition and Borrower's consolidated results of operations. There has not been any material deterioration in Borrower's consolidated financial condition since the date of the most recent financial statements submitted to Lender. Nor has there been any material adverse change in Borrower's management or operations or any material adverse deviation by Borrower from the most recent business plan of Borrower presented to and accepted by Lender prior to the execution of this Agreement.

            5.5 Regulatory Compliance. To the knowledge of the Borrower's Responsible Officers, Borrower has not violated any laws, ordinances or rules, the violation of which could reasonably be expected to cause a Material Adverse Change. Borrower and each Subsidiary has timely filed all required tax returns and paid, or made adequate provision to pay, all material taxes, except those being contested in good faith with adequate reserves under GAAP. Borrower and each Subsidiary has obtained all consents, approvals and authorizations of, made all declarations or filings with, and given all notices to, all government authorities that are necessary to continue its business as currently conducted, except where the failure to do so could not reasonably be expected to cause a Material Adverse Change. To the knowledge of the Responsible Officers, the borrowing of the Advances and the use of the proceeds from the Advances does not violate any law applicable to Borrower.

            5.6 Intellectual Property. The Borrower owns or possesses adequate licenses or other rights to use all Intellectual Property necessary or desirable to the conduct of its business as conducted and as proposed to be conducted, and no claim is pending or, to the best of the Borrower's knowledge, threatened to the effect that the operations of the Borrower infringe upon or conflict with the asserted rights of any other person under any Intellectual Property, and there is no basis for any such claim (whether or not pending or threatened). No claim is pending or threatened to the effect that any such Intellectual Property owned or licensed by the Borrower, or which the Borrower otherwise has the right to use, is invalid or unenforceable by the Borrower, and there is no basis for any such claim (whether or not pending or threatened). All prior art known to the Borrower which may be or may have been pertinent to the examination of any United States patent or patent application listed in any Schedule to this Agreement has been cited to the United States Patent and Trademark Office. To the best of the Borrower's knowledge, all technical information developed by and belonging to the Borrower which has not been patented has been kept confidential. The Borrower has not granted or assigned to any other person or entity any right to manufacture, have manufactured, assemble or sell the products or proposed products or to provide the services or proposed services of the Borrower.

            5.7 Investments in Subsidiaries. Borrower does not own any stock, partnership interest or other equity securities except for Permitted Investments.

            5.8 Full Disclosure. No written representation, warranty or other statement of Borrower in any certificate or written statement given to Lender (taken together with all such written certificates and written statements to Lender) contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained in the certificates or statements not misleading. It is recognized by Lender that the projections and forecasts provided by Borrower, if any, in good faith and based upon reasonable assumptions are not viewed as facts and that actual results during the period or periods covered by such projections and forecasts may differ from the projected and forecasted results.


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      6. AFFIRMATIVE COVENANTS. Borrower will do all of the following for so long as Lender has an obligation to lend, or there are outstanding Obligations:

            6.1 Government Compliance. Borrower will maintain its and all Subsidiaries' legal existence and good standing in its jurisdiction of formation and maintain qualification in each jurisdiction in which the failure to so qualify would reasonably be expected to cause a Material Adverse Change on Borrower's business or operations. Borrower will comply, and have each Subsidiary comply, with all laws, ordinances and regulations to which it is subject, noncompliance with which could reasonably be expected to cause a Material Adverse Change.

            6.2 Financial Statements, Reports. Borrower will deliver to Lender:
(i) as soon as available, but no later than 30 days after the last day of each month, a company prepared consolidated balance sheet and income statement covering Borrower's consolidated operations during the period certified by a Responsible Officer and in a form acceptable to Lender; (ii) a prompt report of any legal actions pending or threatened against Borrower or any Subsidiary that could result in damages or costs to Borrower or any Subsidiary of $20,000 or more; (iii) budgets, sales projections, operating plans or other financial information Lender reasonably requests; and (iv) prompt notice of any material change in the composition of the Intellectual Property, including any subsequent ownership right of Borrower in or to any Copyright, Patent or Trademark or knowledge of an event that materially adversely affects the value of the Intellectual Property.

            6.3 Taxes. Borrower will make, and cause each Subsidiary to make, timely payment of all material federal, state, and local taxes or assessments and will deliver to Lender, on demand, appropriate certificates attesting to the payment.

            6.4 Insurance. Borrower will keep its business and the Collateral insured for risks and in amounts, as Lender may reasonably request. Insurance policies will be in a form, with companies, and in amounts that are satisfactory to Lender in Lender's reasonable discretion. At Lender's request, Borrower will deliver certified copies of policies and evidence of all premium payments.

            6.5 Intellectual Property. Borrower will (i) use its best efforts to protect, defend and maintain the validity and enforceability of the Intellectual Property, (ii) promptly advise Lender in writing of any material infringements threatened against Borrower as they become known to the Borrower's Responsible Officers, and (iii) use its best efforts to prevent any Intellectual Property from being abandoned, forfeited or dedicated to the public without Lender's written consent.

            6.6 Further Assurances. Borrower will execute any further instruments and take further action as Lender reasonably requests to perfect or continue Lender's security interest in the Collateral or to effect the purposes of this Agreement.

      7. NEGATIVE COVENANTS. Borrower will not do any of the following without Lender's prior written consent, which will not be unreasonably withheld, for so long as Lender has an obligation to lend and there are any outstanding
Obligations:

            7.1 Dispositions. Convey, sell, lease, transfer or otherwise dispose of (collectively "Transfer"), or permit any of its Subsidiaries to Transfer, all or any part of its business or property, except for Transfers (i) to Lender in connection with the acquisition by Lender of all or substantially all of the assets of Borrower or any other acquisition of Borrower by Lender regardless of the structure thereof; (iii) of non-exclusive licenses and similar arrangements for the use of the property of Borrower or its Subsidiaries in the ordinary course of business; or (iv) of worn out or obsolete Equipment.


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            7.2 Changes in Business, Ownership, Management or Locations of
Collateral. Engage in or permit any of its Subsidiaries to engage in any business other than the businesses currently engaged in by Borrower or reasonably related thereto. Borrower will not, without at least 15 days prior written notice, relocate its chief executive office, change its state of formation (including reincorporation), or change its organizational number or name.

            7.3 Mergers or Acquisitions. Except for the transactions involving the acquisition of Borrower or its assets by Lender, merge or consolidate, or permit any of its Subsidiaries to merge or consolidate, with or into any other Person, or permit all or substantially all of its assets to be acquired by any other Person, or acquire, or permit any of its Subsidiaries to acquire, all or substantially all of the capital stock or property of another Person.

            7.4 Indebtedness. Create, incur, assume, or be liable for any Indebtedness, or permit any Subsidiary to do so, other than Permitted Indebtedness.

            7.5 Encumbrance. Create, incur, or allow any Lien on any of its property, or assign or convey any right to receive income, including the sale of any Accounts, or permit any of its Subsidiaries to do so, except for Permitted Liens, or permit any Collateral not to be subject to the first or second priority security interest granted here, as applicable and subject to Permitted Liens.

            7.6 Distributions. Directly or indirectly acquire or own any Person, or make any Investment in any Person, other than Permitted Investments, or permit any of its Subsidiaries to do so. Pay any dividends or make any distribution or payment or redeem, retire or purchase any capital stock, other than the repurchase of shares of Borrower's capital stock from employees upon their termination of employment with the Borrower in the ordinary course of business.

            7.7 Transactions with Affiliates. Directly or indirectly enter into or permit to exist any material transaction with any Affiliate of Borrower except for transactions that are in the ordinary course of Borrower's business, upon fair and reasonable terms that are no less favorable to Borrower than would be obtained in an arm's length transaction with a nonaffiliated Person.

            7.8 Compliance. Violate any law or regulation applicable to Borrower, if the violation would reasonably be expected to cause a Material Adverse Change, or permit any of its Subsidiaries to do so.

            7.9 Intellectual Property. Borrower shall not register any of its Copyrights with the United States Copyright Office without first executing and simultaneously registering an intellectual property security agreement, in substantially the same form as the Intellectual Property Security Agreement executed simultaneously with this Agreement, with the United States Copyright Office, listing such Copyrights in order to protect and perfect Lenders' security interest in such Copyrights. Promptly after such registration, Borrower shall forward to Lender, at the address listed above, a copy of, and the original Intellectual Property Security Agreement as filed with the United States Copyright Office.


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            7.10 Securities Issuances. Except for the issuance of no more than
360,000 shares of common stock of the Borrower upon the conversion of certain outstanding unsecured convertible notes, Borrower shall not issue any shares of its capital stock or other of its securities, including options, warrants or subscription rights or any other securities that are exercisable or exchangeable for, or convertible into, capital stock of Borrower to any person other than Lender.

      8. EVENTS OF DEFAULT. Any one of the following is an Event of Default:

            8.1 Payment Default. If Borrower fails to pay any of the Obligations within 3 days after their due date, however, during such period no Credit Extensions will be made;

            8.2 Covenant Default.

                  (a) If Borrower fails to perform any obligation under Section
6.2 or violates any of the covenants contained in Article 7 of this Agreement or fails or neglects to perform, keep, or observe any other material term, provision, condition, covenant, or agreement contained in this Agreement, in any of the Loan Documents, or in any other present or future agreement between Borrower and Lender and as to any default under such other term, provision, condition, covenant or agreement that can be cured, has failed to cure such default within ten (10) days after the occurrence thereof; provided, however, that if the default cannot by its nature be cured within the ten (10) day period or cannot after diligent attempts by Borrower be cured within such ten (10) day period, and such default is likely to be cured within a reasonable time, then Borrower shall have an additional reasonable period (which shall not in any case exceed thirty (30) days) to attempt to cure such default, and within such reasonable time period the failure to have cured such default shall not be deemed an Event of Default (provided that no Credit Extensions will be made during such cure period), or

                  (b) Any failure by Borrower to comply with the binding provisions of the Letter of Intent between Lender and Borrower dated as of the date hereof (the "Letter of Intent");

            8.3 Material Adverse Change. If there (i) occurs a material adverse change in the business, operations, or financial condition of the Borrower from the forecasts provided to the Lender, or (ii) is a material impairment of the prospect of repayment of any portion of the Obligations as determined by the Lender; or (iii) is a material impairment of the value or priority of Lender's security interests in the Collateral (the foregoing being defined as a "Material Adverse Change");

            8.4 Attachment. If any material portion of Borrower's assets is attached, seized, levied on, or comes into possession of a trustee or receiver and the attachment, seizure or levy is not removed in 10 days, or if Borrower is enjoined, restrained, or prevented by court order from conducting a material part of its business or if a judgment or other claim becomes a Lien on a material portion of Borrower's assets, or if a notice of lien, levy, or assessment is filed against any of Borrower's assets by any government agency and not paid within 10 days after Borrower receives notice. These are not Events of Default if stayed or if a bond is posted pending contest by Borrower (but no Credit Extensions will be made during the cure period);

            8.5 Insolvency. If Borrower becomes unable to pay its debt (including trade debt) as they mature or if Borrower begins an Insolvency Proceeding or an Insolvency Proceeding is begun against Borrower and not dismissed or stayed within 30 days (but no Credit Extensions will be made before any Insolvency Proceeding is dismissed);


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            8.6 Other Agreements. If there is a default in any agreement between
Borrower and a third party that gives the third party the right to accelerate any Indebtedness exceeding $20,000 or that could cause a Material Adverse
Change;

            8.7 Judgments. If a money judgment(s) in the aggregate of at least $10,000 is rendered against Borrower and is unsatisfied and unstayed for 10 days (but no Credit Extensions will be made before the judgment is stayed or satisfied); or

            8.8 Misrepresentations. If Borrower or any Person acting for Borrower makes any material misrepresentation or material misstatement now or later in any warranty or representation in this Agreement or in any writing delivered to Lender or to induce Lender to enter this Agreement or any Loan Document.

      9. LENDER'S RIGHTS AND REMEDIES.

            9.1 Rights and Remedies. When an Event of Default occurs and continues Lender may, without notice or demand, do any or all of the following:

                  (a) Declare all Obligations immediately due and payable (but if an Event of Default described in Section 8.5 occurs all Obligations are immediately due and payable without any action by Lender);

                  (b) Stop advancing money or extending credit for Borrower's benefit under this Agreement or under any other agreement between Borrower and Lender;

                  (c) Settle or adjust disputes and claims directly with account debtors for amounts, on terms and in any order that Lender considers advisable; notify any Person owing Borrower money of Lender's security interest in the funds and verify the amount of the Account. Borrower must collect all payments in trust for Lender and, if requested by Lender, immediately deliver the payments to Lender in the form received from the account debtor, with proper endorsements for deposit;

                  (d) Make any payments and do any acts it considers necessary or reasonable to protect its security interest in the Collateral. Borrower will assemble the Collateral if Lender requires and make it available as Lender designates. Lender may enter premises where the Collateral is located, take and maintain possession of any part of the Collateral, and pay, purchase, contest, or compromise any Lien which appears to be prior or superior to its security interest and pay all expenses incurred. Borrower grants Lender a license to enter and occupy any of its premises, without charge, to exercise any of Lender's rights or remedies;

                  (e) Ship, reclaim, recover, store, finish, maintain, repair, prepare for sale, advertise for sale, and sell the Collateral, provided, however, that Lender shall give Borrower five (5) days notice of the time and place of any private sale of the Collateral and Borrower and/or its agents shall have the right to attend such sale. Lender is granted a non-exclusive, royalty-free license or other right to use, without charge, Borrower's labels, Patents, Copyrights, rights of use of any name, trade secrets, trade names, Trademarks, service marks, and advertising matter, or any similar property as it pertains to the Collateral, solely in completing production of, advertising for sale, and selling any Collateral and, in connection with Lender's exercise of its rights under this Section, Borrower's rights under all licenses and all franchise agreements inure to Lender's benefit; and


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                  (f) Dispose of the Collateral according to the Code.

            9.2 Power of Attorney. Effective only when an Event of Default occurs and continues, Borrower irrevocably appoints Lender as its lawful attorney to: (i) endorse Borrower's name on any checks or other forms of payment or security; (ii) sign Borrower's name on any invoice or bill of lading for any Account or drafts against account debtors, (iii) make, settle, and adjust all claims under Borrower's insurance policies; (iv) settle and adjust disputes and claims about the Accounts directly with account debtors, for amounts and on terms Lender determines reasonable; and (v) transfer the Collateral into the name of Lender or a third party as the Code permits. Lender may exercise the power of attorney to sign Borrower's name on any documents necessary to perfect or continue the perfection of any security interest regardless of whether an Event of Default has occurred. Lender's appointment as Borrower's attorney in fact, and all of Lender's rights and powers, coupled with an interest, are irrevocable until all Obligations have been fully repaid and performed and Lender's obligation to provide Credit Extensions terminates.

            9.3 Third Party Payments. Effective only when an Event of Default occurs and continues, if Borrower fails to pay any amount or furnish any required proof of payment to third persons, Lender may make all or part of the payment and take any action under the policies Lender deems prudent. Any amounts paid by Lender are Lender Expenses and immediately due and payable, bearing interest at the then applicable rate and secured by the Collateral. No payments by Lender are deemed an agreement to make similar payments in the future or Lender's waiver of any Event of Default.

            9.4 Lender's Liability for Collateral. If Lender complies with reasonable commercial practices and Section 9-207 of the Code, it is not liable for: (a) the safekeeping of the Collateral; (b) any loss or damage to the Collateral; (c) any diminution in the value of the Collateral; or (d) any act or default of any carrier, warehouseman, bailee, or other person. Except as provided above, Borrower bears all risk of loss, damage or destruction of the Collateral.

            9.5 Remedies Cumulative. Lender's rights and remedies under this Agreement, the Loan Documents, and all other agreements are cumulative. Lender has all rights and remedies provided under the Code, by law, or in equity. Lender's exercise of one right or remedy is not an election, and Lender's waiver of any Event of Default is not a continuing waiver. Lender's delay is not a waiver, election, or acquiescence. No waiver is effective unless signed by Lender and then is only effective for the specific instance and purpose for which it was given.

            9.6 Demand Waiver. Borrower waives demand, notice of default or dishonor, notice of payment and nonpayment, notice of any default, nonpayment at maturity, release, compromise, settlement, extension, or renewal of accounts, documents, instruments, chattel paper, and guarantees held by Lender on which Borrower is liable.

      10. NOTICES. All notices or demands by any party about this Agreement or any other related agreement must be in writing and be personally delivered or sent by an overnight delivery service, by certified mail, postage prepaid, return receipt requested, or by telefacsimile to the addresses set forth at the beginning of this Agreement. A party may change its notice address by giving the other party written notice.

      11. CHOICE OF LAW , VENUE AND JURY TRIAL WAIVER. New York law governs the Loan Documents without regard to principles of conflicts of law. Borrower and Lender each submit to the nonexclusive jurisdiction of the State and Federal courts in New York.

BORROWER AND LENDER EACH WAIVE THEIR RIGHT TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION ARISING OUT OF ANY OF THE LOAN DOCUMENTS OR ANY CONTEMPLATED TRANSACTION, INCLUDING CONTRACT, TORT, BREACH OF DUTY AND ALL OTHER CLAIMS. THIS WAIVER IS A MATERIAL INDUCEMENT FOR BOTH PARTIES TO ENTER INTO THIS AGREEMENT. EACH PARTY HAS REVIEWED THIS WAIVER WITH ITS COUNSEL.

      12. GENERAL PROVISIONS AND SOURCE CODE ESCROW.

            12.1 Successors and Assigns. This Agreement binds and is for the benefit of the successors and permitted assigns of each party. Borrower may not assign this Agreement or any rights under it without Lender's prior written consent which may be granted or withheld in Lender's discretion.

            12.2 Indemnification. Borrower will indemnify, defend and hold harmless Lender and its officers, employees, and agents against: (a) all obligations, demands, claims, and liabilities asserted by any other party in connection with the transactions contemplated by the Loan Documents; and (b) all losses or Lender Expenses incurred, or paid by Lender from, following, or consequential to transactions relating to the Loan Documents between Lender and Borrower (including reasonable attorneys fees and expenses), except for losses caused by Lender's gross negligence or willful misconduct.

            12.3 Time of Essence. Time is of the essence for the performance of all obligations in this Agreement.

            12.4 Severability of Provision. Each provision of this Agreement is severable from every other provision in determining the enforceability of any provision.

            12.5 Amendments in Writing, Integration. All amendments to this Agreement must be in writing and signed by Borrower and Lender. This Agreement represents the entire agreement about this subject matter, and supersedes prior negotiations or agreements. All prior agreements, understandings, representations, warranties, and negotiations between the parties about the subject matter of this Agreement merge into this Agreement and the Loan Documents.

            12.6 Counterparts. This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, are an original, and all taken together, constitute one Agreement.

            12.7 Survival. All covenants, representations and warranties made in this Agreement continue in full force while any Obligations remain outstanding. The obligations of Borrower in Section 12.2 to indemnify Lender will survive until all statutes of limitations for actions that may be brought against Lender have run.

            12.8 Confidentiality. In handling any confidential information, Lender will exercise the same degree of care that it exercises for its own proprietary information.

            12.9 Attorneys' Fees, Costs and Expenses. In any action or proceeding between Borrower and Lender arising out of the Loan Documents, the prevailing party will be entitled to recover its reasonable attorneys' fees and other reasonable costs and expenses incurred, in addition to any other relief to which it may be entitled.

            12.10 Source Code Escrow. Upon execution of this Agreement, Borrower shall deliver any and all source code relating to any of Borrower's Intellectual Property to the Lender's outside legal counsel. Lender shall instruct Lender's counsel to hold such source code in escrow during the period that any amounts loaned to the Borrower remain outstanding hereunder. Upon the repayment in full of all amounts outstanding hereunder, Lender shall instruct its counsel to return such source code to the Borrower.

      13. DEFINITIONS.

            13.1 Definitions. In this Agreement, capitalized terms used in the Code and not defined in this Agreement have the meanings given to the term in the Code. In this Agreement:

            "Accounts" are all existing and later arising accounts, contract rights, and other obligations owed Borrower in connection with its sale or lease of goods (including licensing software and other technology) or provision of services, all credit insurance, guaranties, other security and all merchandise returned or reclaimed by Borrower and Borrower's Books relating to any of the foregoing, as such definition may be amended from time to time according to the Code.

            "Advance" or "Advances" is a loan advance (or advances) under the Committed Credit Facility.

            "Affiliate" of a Person is a Person that owns or controls directly or indirectly the Person, any Person that controls or is controlled by or is under common control with the Person, and each of that Person's senior executive officers, directors, partners and, for any Person that is a limited liability company, that Person's managers and members.

            "Borrower's Books" are all Borrower's books and records including ledgers, records regarding Borrower's assets or liabilities, the Collateral, business operations or financial condition and all computer programs or discs or any equipment containing the information.

            "Business Day" is any day that is not a Saturday, Sunday or a day on which the Lender is closed.

            "Closing Date" is the date of this Agreement.

            "Code" is the New York Uniform Commercial Code, as applicable.

            "Collateral" is defined in Section 4.1.

            "Committed Credit Facility" is Advances of up to $650,000.

            "Contingent Obligation" is, for any Person, any direct or indirect liability, contingent or not, of that Person for (i) any indebtedness, lease, dividend, letter of credit or other obligation of another such as an obligation directly or indirectly guaranteed, endorsed, co made, discounted or sold with recourse by that Person, or for which that Person is directly or indirectly liable; (ii) any obligations for undrawn letters of credit for the account of that Person; and (iii) all obligations from any interest rate, currency or commodity swap agreement, interest rate cap or collar agreement, or other agreement or arrangement designated to protect a Person against fluctuation in interest rates, currency exchange rates or commodity prices; but "Contingent Obligation" does not include endorsements in the ordinary course of business or contemplated by the Merger Agreement. The amount of a Contingent Obligation is the stated or determined amount of the primary obligation for which the Contingent Obligation is made or, if not determinable, the maximum reasonably anticipated liability for it determined by the Person in good faith; but the amount may not exceed the maximum of the obligations under the guarantee or other support arrangement.

            "Copyrights" are all copyright rights, applications or registrations and like protections in each work or authorship or derivative work, whether published or not (whether or not it is a trade secret) now or later existing, created, acquired or held.

            "Credit Extension" is each Advance or any other extension of credit by Lender for Borrower's benefit.

            "Default Rate" is defined in Section 2.3.1.

            "Equipment" is all present and future machinery, equipment, tenant improvements, furniture, fixtures, vehicles, tools, parts and attachments in which Borrower has any interest.

            "Funding Date" is any date on which an Advance is made to or on account of Borrower.

            "GAAP" is generally accepted accounting principles in the United States of America.

            "Indebtedness" is (a) indebtedness for borrowed money or the deferred price of property or services, such as reimbursement and other obligations for surety bonds and letters of credit, (b) obligations evidenced by notes, bonds, debentures or similar instruments, (c) capital lease obligations and (d) Contingent Obligations.

            "Insolvency Proceeding" are proceedings by or against any Person under the United States Bankruptcy Code, or any other bankruptcy or insolvency law, including assignments for the benefit of creditors, compositions, extensions generally with its creditors, or proceedings seeking reorganization, arrangement, or other relief.

            "Intellectual Property" is all of Borrower's:

                  (a) Any and all intellectual property rights now owned or later acquired or accrued such as Copyrights, Trademarks, and Patents, including amendments, renewals, extensions, and all licenses or other rights to use and all license fees and royalties from the use;

                  (b) Any trade secrets or know-how;

                  (c) All design rights which may be available to Borrower now or later created, acquired or held;

                  (d) Any claims for damages (past, present or future) for infringement of any of the rights above, with the right, but not the obligation, to sue and collect damages for use or infringement of the intellectual property rights above;

      All proceeds and products of the foregoing, including all insurance, indemnity or warranty payments.

            "Intellectual Property Security Agreement" is that certain Intellectual Property Security Agreement between Borrower and Lender dated as of the date hereof.

            "Inventory" is present and future inventory in which Borrower has any interest, including merchandise, raw materials, parts, supplies, packing and shipping materials, work in process and finished products intended for sale or lease or to be furnished under a contract of service, of every kind and description now or later owned by or in the custody or possession, actual or constructive, of Borrower, including inventory temporarily out of its custody or possession or in transit and including returns on any accounts or other proceeds (including insurance proceeds) from the sale or disposition of any of the foregoing and any documents of title.

            "Investment" is any beneficial ownership of (including stock, partnership interest or other securities) any Person, or any loan, advance or capital contribution to any Person.

            "Lender Expenses" are all audit fees and expenses and reasonable costs and expenses (including reasonable attorneys' fees and expenses) for defending and enforcing the Loan Documents (including appeals or Insolvency Proceedings).

            "Letter of Intent" is defined in Section 8.2(b).

            "Lien" is a mortgage, lien, deed of trust, charge, pledge, security interest or other encumbrance.

            "Loan Documents" are, collectively, this Agreement, the Intellectual Property Security Agreement, any note, or notes or guaranties executed by Borrower, and any other present or future agreement between Borrower and/or for the benefit of Lender in connection with this Agreement, all as amended, extended or restated.

            "Material Adverse Change" is defined in Section 8.3.

            "Maturity Date" is, with respect to all Advances, the earlier to occur of (i) the closing of the transactions contemplated by the Letter of Intent, (ii) termination of the Letter of Intent or any definitive agreement entered into between the Borrower and the Lender in furtherance of the Letter of Intent under conditions where the Termination Fee would be due and payable from Borrower, (iii) 90 days after the date hereof, or (iv) the date of acceleration of the Advances by Lender following an Event of Default.

            "Note" is defined in Section 3.1.

            "Obligations" are debts, principal, interest, Lender Expenses, the Termination Fee and other amounts Borrower owes Lender now or later pursuant to this Agreement, and including interest accruing after Insolvency Proceedings begin and debts, liabilities, or obligations of Borrower assigned to Lender.

            "Patents" are patents, patent applications and like protections, including improvements, divisions, continuations, renewals, reissues, reexaminations, extensions and continuations in part of the same.

            "Permitted Indebtedness" is:

                  (a) Borrower's indebtedness to Lender under this Agreement or any other Loan Document; (b) Indebtedness existing on the Closing Date and shown on the Schedule;

                  (c) Indebtedness to trade creditors incurred in the ordinary course of business;

                  (d) Indebtedness secured by Permitted Liens; and

                  (e) Extensions, refinancings, modifications, amendments and restatements of any items of Permitted Indebtedness listed in clauses (a) and
(c) of this definition and Indebtedness described in clause (c) of the Permitted Liens definition, provided that the principal amount thereof is not increased and that the terms thereof are not modified to impose more burdensome terms on the Borrower.

            "Permitted Investments" are:

                  (a) Investments shown on the Schedule and existing on the Closing Date; and

                  (b) (i) marketable direct obligations issued or unconditionally guaranteed by the United States or its agency or any State maturing within 1 year from its acquisition, (ii) commercial paper maturing no more than 1 year after its creation and having the highest rating from either Standard & Poor's Corporation or Moody's Investors Service, Inc., and (iii) certificates of deposit issued maturing no more than 1 year after issue.

            "Permitted Liens" are:

                  (a) Liens existing on the Closing Date and shown on the Schedule or arising under this Agreement or other Loan Documents;

                  (b) Liens for taxes, fees, assessments or other government charges or levies, either not delinquent or being contested in good faith and for which Borrower maintains adequate reserves on its Books, if they have no priority over any of Lender's security interests;

                  (c) Purchase money Liens (i) on Equipment acquired or held by Borrower or its Subsidiaries incurred for financing the acquisition of the Equipment, or (ii) existing on equipment when acquired, if the Lien is confined to the property and improvements and the proceeds of the equipment;

                  (d) Licenses or sublicenses granted in the ordinary course of Borrower's business and any interest or title of a licensor or under any license or sublicense, if the licenses and sublicenses permit granting Lender a security interest the licenses, and such other licenses and sublicenses shown on the Schedule;

                  (e) Leases or subleases granted in the ordinary course of Borrower's business, including in connection with Borrower's leased premises or leased property;

                  (f) Statutory Liens of carriers, warehousemen, mechanics and materialmen and other Liens imposed by law incurred in the ordinary course of business securing obligations that are not yet delinquent or that are being contested in good faith and for which appropriate reserves have been created in accordance with GAPP, not exceeding $20,000 individually or in the aggregate at any one time outstanding; and

                  (g) Liens incurred in the extension, renewal or refinancing of the indebtedness secured by Liens described in (a) through (c), but any extension, renewal or replacement Lien must be limited to the property encumbered by the existing Lien and the principal amount of the indebtedness may not increase.

            "Person" is any individual, sole proprietorship, partnership, limited liability company, joint venture, company association, trust, unincorporated organization, association, corporation, institution, public benefit corporation, firm, joint stock company, estate, entity or government agency.

            "Responsible Officer" is each of the Chief Executive Officer and President, the Chief Financial Officer, the Vice President and any other officers performing similar functions.

            "Rights", as applied to the Collateral, means the Borrower's rights and interests in, and powers with respect to, that Collateral, whatever the nature of those rights, interests and powers and, in any event, including Borrower's power to transfer rights in such Collateral to Lender.

            "Schedule" is any attached schedule of exceptions and if no such schedule is attached, then the Borrower shall be deemed not to have taken any exceptions hereunder.

            "Subsidiary" is for any Person, or any other business entity of which more than 50% of the voting stock or other equity interests is owned or controlled, directly or indirectly, by the Person or one or more Affiliates of the Person.

            "Trademarks" are trademark and servicemark rights, registered or not, applications to register and registrations and like protections, and the entire goodwill of the business of Borrower connected with the trademarks or servicemarks.

      The parties have signed this Agreement as of the day and year first above written.


BORROWER:                                LENDER:

PIXIEM, INC.                             WINWIN GAMING, INC.


By: /s/ Hongsuk Lee                      By: /s/ Patrick Rogers
   --------------------------------         ------------------------------------

Title: Chief Executive Officer           Title: President and
                                                Chief Executive Officer
       -----------------------                ----------------------------------


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